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CAMAX Manufacturing Technologies, Inc.
Computation of Earnings per Share

                                                  Year Ended December 31
                                                 1995        1994          1993
PRIMARY:
  Income (Loss) Before Cumulative Effect of
        Accounting Change, as Reported      $ 1,559,549   $(2,576,472)  $   367,924
  Cumulative Effect of Accounting Change              0             0       975,567
                                              ----------  ------------  -----------
  Net Income (Loss)                         $ 1,559,549   $(2,576,472)  $ 1,343,491
                                              ==========  ============  ===========

  Weighted Average Number of Common Shares
        Outstanding, Unadjusted              17,368,015    16,892,264    16,841,843
  Additional Dilutive Effect of Outstanding
   Stock Options                              1,228,424             0     1,628,758
                                             ----------  ------------    ----------
     Weighted Average Number of Common and
      Common Equivalent Shares Outstanding,
      as Adjusted                            18,596,439    16,892,264    18,470,601
                                             ==========  ============   ===========

 Primary Per Share Amount:
  Income (Loss) Before Cumulative Effect of
        Accounting Change, as Reported            $0.08        ($0.15)        $0.02
  Cumulative Effect of Accounting Change           0.00          0.00          0.05
                                              ----------   ----------   -----------
       Net Income (Loss)                          $0.08        ($0.15)        $0.07
                                              ==========   ==========   ===========
FULLY DILUTED:
  Income (Loss) Before Cumulative Effect of
        Accounting Change, as Reported      $ 1,559,549   $(2,576,472)  $   367,924
  Cumulative Effect of Accounting Change              0             0       975,567
                                              ----------  ------------  -----------
  Net Income (Loss)                         $ 1,559,549   $(2,576,472)  $ 1,343,491
                                              ==========  ============  ===========

  Weighted Average Number of Common Shares
        Outstanding, Unadjusted              17,368,015    16,892,264    16,841,843
  Additional Dilutive Effect of Outstanding
   Stock Options                              1,228,424             0     1,628,758
                                             ----------  ------------    ----------
     Weighted Average Number of Common and
      Common Equivalent Shares Outstanding,
      as Adjusted                            18,596,439    16,892,264    18,470,601
                                            ==========  ============   ===========
 Fully-Diluted Per Share Amount:
  Income (Loss) Before Cumulative Effect of
        Accounting Change, as Reported            $0.08        ($0.15)        $0.02
  Cumulative Effect of Accounting Change           0.00          0.00          0.05
                                              ----------   ----------   -----------
       Net Income (Loss)                          $0.08        ($0.15)        $0.07
                                              ==========   ==========   ===========


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